Exhibit 99.1

FOR IMMEDIATE RELEASE

Flowserve Corporation Reports First Quarter 2024 Results and

Raises Full-Year 2024 Guidance

•	First quarter Reported and Adjusted[1] Earnings Per Share (EPS)[2] of 56 cents and 58 cents, an increase of 180% and 45%, respectively, reflects continued strong operational momentum

•	Raised full-year 2024 Adjusted EPS guidance[3] to $2.50 to $2.70, almost a 24% year-over-year increase at the midpoint

•	Delivered solid first quarter Bookings of $1.04 billion, including strong aftermarket activity exceeding $575 million

•	Adjusted Gross and Operating Margin[4] of 31.7% and 10.9%, respectively, increased 130 and 260 basis points compared to prior year

•	Record first quarter Operating Cash Flow of $62 million

DALLAS, April 29, 2024 – Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the first quarter ended March 31, 2024.

First Quarter 2024 Highlights (all comparisons to the 2023 first quarter, unless otherwise noted)

•	Reported EPS of $0.56 and Adjusted EPS of $0.58, compared to $0.20 and $0.40, respectively

•	First quarter 2024 Reported EPS includes after-tax adjusted expenses of $3.2 million, comprised of realignment charges, partially offset by below-the-line foreign exchange and a reduction to reserves

•	Total bookings were $1.04 billion, down $19.0 million or 1.8%. On a constant currency basis[5], total bookings were down $18.7 million or 1.8%

•	Original equipment bookings were $462.5 million, down $44.5 million or 8.8%. On a constant currency basis, original equipment bookings were down $44.9 million or 8.9%

•	Aftermarket bookings were $575.8 million, up $25.5 million or 4.6%. On a constant currency basis, aftermarket bookings were up $26.2 million or 4.8%

•	Second quarter 2024 bookings have started strong, as indicated by the recently announced project awards valued at over $150 million

•	Sales were $1.09 billion, up $107.2 million or 10.9%. On a constant currency basis, sales were up $104.3 million or 10.6%

•	Original equipment sales were $528.6 million, up $65.2 million or 14.1%. On a constant currency basis, original equipment sales were up $62.5 million or 13.5%

•	Aftermarket sales were $558.9 million, up $42.0 million or 8.1%. On a constant currency basis, aftermarket sales were up $41.8 million or 8.1%

•	Reported gross and operating margins were 31.2% and 10.4%, respectively, up 90 basis points and 460 basis points, respectively

•	Adjusted gross and operating margins were 31.7% and 10.9%, respectively, up 130 basis points and 260 basis points, respectively

•	Backlog of $2.6 billion, down 3.1% compared to year-end 2023, and down 6.9% compared to March 31, 2023

•	First quarter 2024 book-to-bill ratio solid at 0.95x

“We delivered strong first quarter results, with significant year-over-year growth in revenue, margins, adjusted earnings, and cash flow. We are pleased with our level of bookings during the period, primarily driven by the strength of our base business, including aftermarket and short-cycle original equipment awards,” said Scott Rowe, Flowserve’s President and Chief Executive Officer. “As anticipated, we were excited to announce winning two sizable projects this April in the Middle East, collectively valued at over $150 million which will be reflected in our second quarter results.”

Rowe concluded, “With our solid performance in the first quarter and the opportunities ahead during the year, we have increased our full-year Adjusted EPS target range to $2.50 to $2.70, a near 24% increase at the midpoint year-over-year. We are committed to building on our recent operational momentum to expand margins, including through effective product management and portfolio optimization. Our 3D strategy is delivering results, and we remain committed to further expanding our diversification, decarbonization and digitization activities in faster-growing, attractive markets. I am confident that our continued progress will enable us to create long-term value for our customers, associates, and shareholders.”

Revised 2024 Guidance3

Flowserve is raising its Adjusted EPS guidance metrics for 2024 and reaffirmed its other financial targets, as shown in the table below:

	Prior Target Range[6]	Revised Target Range
Revenue Growth	Up 4.0% to 6.0%	Reaffirmed
Reported Earnings Per Share	$2.25 - $2.45	Reaffirmed
Adjusted Earnings Per Share	$2.40 - $2.60	$2.50 - $2.70
Net Interest Expense	$60 to $65 million	Reaffirmed
Adjusted Tax Rate	~20%	Reaffirmed
Capital Expenditures	$75 - $85 million	Reaffirmed

2

Flowserve’s 2024 Adjusted EPS target range excludes expected adjusted items including realignment charges of approximately $30 million, as well as the potential impact of below-the-line foreign currency effects and certain other discrete items which may arise during the course of the year.

First Quarter 2024 Results Conference Call

Flowserve will host its conference call with the financial community on Tuesday, April 30th at 11:00 AM Eastern. Scott Rowe, President and Chief Executive Officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

[1]

See Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) and Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) tables for a detailed reconciliation of reported results to adjusted measures.

[2]

Adjusted EPS excludes identified realignment expenses, the impact from other specific discrete items and below-the-line foreign currency effects and utilizes the then-applicable FX rates and approximately 132 million fully diluted shares.

[3]

Adjusted 2024 EPS excludes realignment expenses as well as the impact of below-the-line foreign currency effects and certain other discrete items which may arise during the year and utilizes March 2024 foreign exchange rates and approximately 132 million fully diluted shares.

[4]

Adjusted gross and operating margins are calculated by dividing adjusted gross profit and adjusted operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) and Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) tables for a detailed reconciliation.

[5]

Constant currency is a non-GAAP financial measure. We have calculated constant currency amounts and the associated currency effects on operations by translating current year results on a monthly basis at prior year exchange rates for the same periods.

[6]	Prior target range was provided as of February 20, 2024.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Latin American, Asian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; any continued volatile regional and global economic conditions resulting from the COVID-19 pandemic on our business and operations; global supply chain disruptions and the current

3

inflationary environment could adversely affect the efficiency of our manufacturing and increase the cost of providing our products to customers; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from any restructuring and realignment initiatives, our business could be adversely affected; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company’s performance. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

###

Flowserve Contacts

Investor Contacts:
Jay Roueche, Vice President, Investor Relations & Treasurer	(972) 443-6560
Tarek Zeni, Director, Investor Relations	(469) 420-4045

Media Contact:
Wes Warnock, Vice President, Marketing, Communications & Public Affairs	(972) 443-6900

4

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended March 31,
(Amounts in thousands, except per share data)	2024	2023
Sales	$1,087,479	$980,305
Cost of sales	(748,511)	(683,475)

Gross profit	338,968	296,830
Selling, general and administrative expense	(228,418)	(244,268)
Net earnings from affiliates	2,529	4,624

Operating income	113,079	57,186
Interest expense	(15,317)	(16,211)
Interest income	1,169	1,494
Other income (expense), net	(874)	(8,020)

Earnings (loss) before income taxes	98,057	34,449
Provision for income taxes	(20,142)	(4,453)

Net earnings (loss), including noncontrolling interests	77,915	29,996
Less: Net earnings attributable to noncontrolling interests	(3,695)	(3,230)

Net earnings (loss) attributable to Flowserve Corporation	$74,220	$26,766

Net earnings (loss) per share attributable to Flowserve Corporation common shareholders:
Basic	$0.56	$0.20
Diluted	0.56	0.20
Weighted average shares – basic	131,510	130,930
Weighted average shares – diluted	132,368	131,754

Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands, except per share data)

Three Months Ended March 31, 2024	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$338,968	$228,418	$113,079	$(874)	$20,142	$74,220	20.5%	0.56
Reported as a percent of sales	31.2%	21.0%	10.4%	-0.1%	1.9%	6.8%
Realignment charges (a)	5,673	(1,494)	7,167	—	723	6,444	10.1%	0.05
Discrete item (b)	—	2,000	(2,000)	—	—	(2,000)	0.0%	(0.02)
Below-the-line foreign exchange impacts (c)	—	—	—	(1,323)	(51)	(1,273)	3.8%	(0.01)

Adjusted	$344,641	$228,924	$118,246	$(2,197)	$20,814	$77,392	20.4%	0.58

Adjusted as a percent of sales	31.7%	21.1%	10.9%	-0.2%	1.9%	7.1%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $800 is non-cash.
(b)	Represents a reduction to reserves associated with our ongoing financial exposure in Russia that were adjusted for Non-GAAP measures when established in 2022.
(c)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

Three Months Ended March 31, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$296,830	$244,268	$57,186	$(8,020)	$4,453	$26,766	12.9%	$0.20
Reported as a percent of sales	30.3%	24.9%	5.8%	-0.8%	0.5%	2.7%
Realignment charges (a)	202	(16,677)	16,879	—	3,184	13,695	18.9%	0.10
Discrete asset write-downs (b)(c)	1,173	(2,917)	4,090	—	1,038	3,052	25.4%	0.02
Acquisition related (d)	—	(3,096)	3,096	—	822	2,274	26.6%	0.02
Below-the-line foreign exchange impacts (e)	—	—	—	7,406	549	6,857	7.4%	0.05

Adjusted	$298,205	$221,578	$81,251	$(614)	$10,046	$52,644	15.2%	$0.40

Adjusted as a percent of sales	30.4%	22.6%	8.3%	-0.1%	1.0%	5.4%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $7,597 is non-cash.
(b)

Charge represents a further $1,173 non-cash write-down of inventory associated with a customer sales contract that was determined to be uncollectible and adjusted out for Non-GAAP measures in a previous period.

(c)	Charge represents a $2,917 non-cash write-down of a licensing agreement.
(d)	Charges represent costs associated with a terminated acquisition.
(e)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMPS DIVISION	Three Months Ended March 31,
(Amounts in millions, except percentages)	2024	2023
Bookings	$703.5	$728.5
Sales	769.4	700.1
Gross profit	247.9	221.4
Gross profit margin	32.2%	31.6%
SG&A	139.7	147.0
Segment operating income	110.9	79.1
Segment operating income as a percentage of sales	14.4%	11.3%

FLOW CONTROL DIVISION	Three Months Ended March 31,
(Amounts in millions, except percentages)	2024	2023
Bookings	$341.1	$332.0
Sales	320.5	281.6
Gross profit	92.7	80.3
Gross profit margin	28.9%	28.5%
SG&A	58.0	61.8
Segment operating income	34.7	18.5
Segment operating income as a percentage of sales	10.8%	6.6%

Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)
(Amounts in thousands) Flowserve Pumps Division

Three Months Ended March 31, 2024	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$247,938	$139,710	$110,894
Reported as a percent of sales	32.2%	18.2%	14.4%
Realignment charges (a)	5,044	(1,041)	6,085
Discrete item (b)	—	2,000	(2,000)

Adjusted	$252,982	$140,669	$114,979

Adjusted as a percent of sales	32.9%	18.3%	14.9%

Flow Control Division
Three Months Ended March 31, 2024	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$92,695	$57,987	$34,708
Reported as a percent of sales	28.9%	18.1%	10.8%
Realignment charges (a)	767	(114)	881

Adjusted	$93,462	$57,873	$35,589

Adjusted as a percent of sales	29.2%	18.1%	11.1%

Note: Amounts may not calculate due to rounding
(a) Charges represent realignment costs incurred as a result of realignment programs of which $800 is non-cash.
(b) Represents a reduction to reserves associated with our ongoing financial exposure in Russia that were adjusted for Non-GAAP measures when established in 2022.

Three Months Ended March 31, 2024	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$221,427	$146,979	$79,073
Reported as a percent of sales	31.6%	21.0%	11.3%
Realignment charges (a)	390	(2,050)	2,440
Discrete asset write-downs (b)(c)	1,173	(2,917)	4,090

Adjusted	$222,990	$142,012	$85,603

Adjusted as a percent of sales	31.9%	20.3%	12.2%

Three Months Ended March 31, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income

Reported	$80,293	$61,759	$18,534
Reported as a percent of sales	28.5%	21.9%	6.6%
Realignment charges (a)	11	(8,906)	8,917
Acquisition related (d)	—	(3,096)	3,096

Adjusted	$80,304	$49,757	$30,547

Adjusted as a percent of sales	28.5%	17.7%	10.8%

Note: Amounts may not calculate due to rounding

(a) Charges represent realignment costs incurred as a result of realignment programs of which $7,597 is non-cash.

(b)   Charge represents a further $1,173 non-cash write-down of inventory associated with a customer sales contract that was determined to be uncollectible and adjusted out for Non-GAAP measures in a previous period.

(c) Charge represents a $2,917 non-cash write-down of a licensing agreement.
(d) Charges represent costs associated with a terminated acquisition.

First Quarter - Segment Results
(dollars in millions, comparison vs. 2023 first quarter, unaudited)

	FPD		FCD
	1st Qtr		1st Qtr
Bookings	$703.5		$341.1
- vs. prior year	-25.0	-3.4%	9.1	2.7%
- on constant currency	-25.5	-3.5%	9.9	3.0%
Sales	$769.4		$320.5
- vs. prior year	69.3	9.9%	38.9	13.8%
- on constant currency	66.1	9.4%	39.2	13.9%
Gross Profit	$247.9		$92.7
- vs. prior year	12.0%		15.4%
Gross Margin (% of sales)	32.2%		28.9%
- vs. prior year (in basis points)	60 bps		40 bps
Operating Income	$110.9		$34.7
- vs. prior year	31.8	40.2%	16.2	87.6%
- on constant currency	32.1	40.7%	16.5	88.9%
Operating Margin (% of sales)	14.4%		10.8%
- vs. prior year (in basis points)	310 bps		420 bps
Adjusted Operating Income *	$115.0		$35.6
- vs. prior year	29.4	34.3%	5.1	16.7%
- on constant currency	29.7	34.7%	5.4	17.7%
Adj. Oper. Margin (% of sales)*	14.9%		11.1%
- vs. prior year (in basis points)	270 bps		30 bps
Backlog	$1,784.2		$841.7

*	Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(Amounts in thousands, except par value)	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$531,981	$545,678
Accounts receivable, net of allowance for expected credit losses of $78,305 and $80,013, respectively	914,357	881,869
Contract assets, net of allowance for expected credit losses of $4,986 and $4,993, respectively	287,058	280,228
Inventories	883,341	879,937
Prepaid expenses and other	149,840	116,065

Total current assets	2,766,577	2,703,777
Property, plant and equipment, net of accumulated depreciation of $1,162,548 and $1,158,451, respectively	499,499	506,158
Operating lease right-of-use assets, net	163,183	156,430
Goodwill	1,173,368	1,182,225
Deferred taxes	215,216	218,358
Other intangible assets, net	119,355	122,248
Other assets, net of allowance for expected credit losses of $66,357 and $66,864, respectively	212,727	219,523

Total assets	$5,149,925	$5,108,719

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$549,515	$547,824
Accrued liabilities	547,382	504,430
Contract liabilities	279,216	287,697
Debt due within one year	66,428	66,243
Operating lease liabilities	31,635	32,382

Total current liabilities	1,474,176	1,438,576
Long-term debt due after one year	1,152,336	1,167,307
Operating lease liabilities	144,740	138,665
Retirement obligations and other liabilities	382,461	389,120
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793 and 176,793, respectively
Capital in excess of par value	483,963	506,525
Retained earnings	3,900,922	3,854,717
Treasury shares, at cost – 45,372 and 45,885 shares, respectively	(1,992,404)	(2,014,474)
Deferred compensation obligation	6,767	7,942
Accumulated other comprehensive loss	(666,259)	(639,601)

Total Flowserve Corporation shareholders’ equity	1,953,980	1,936,100
Noncontrolling interests	42,232	38,951

Total equity	1,996,212	1,975,051

Total liabilities and equity	$5,149,925	$5,108,719

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
(Amounts in thousands)	2024	2023
Cash flows – Operating activities:
Net earnings (loss), including noncontrolling interests	$77,915	$29,996
Adjustments to reconcile net earnings (loss) to net cash provided (used) by operating activities:
Depreciation	19,326	18,928
Amortization of intangible and other assets	2,254	2,663
Stock-based compensation	8,657	9,953
Foreign currency, asset write downs and other non-cash adjustments	1,189	(2,728)
Change in assets and liabilities:
Accounts receivable, net	(39,687)	(26,249)
Inventories	(11,452)	(70,721)
Contract assets, net	(8,051)	4,325
Prepaid expenses and other assets, net	(16,001)	(16,019)
Accounts payable	5,053	7,008
Contract liabilities	(6,372)	32,676
Accrued liabilities	30,917	35,374
Retirement obligations and other	(2,426)	9,477
Net deferred taxes	935	(8,095)

Net cash flows provided (used) by operating activities	62,257	26,588

Cash flows – Investing activities:
Capital expenditures	(13,610)	(15,318)
Other	24	(1,138)

Net cash flows provided (used) by investing activities	(13,586)	(16,456)

Cash flows – Financing activities:
Payments on term loan	(15,000)	(10,000)
Proceeds under other financing arrangements	72	78
Payments under other financing arrangements	(25)	(1,515)
Repurchases of common shares	(2,549)	—
Payments related to tax withholding for stock-based compensation	(8,857)	(5,850)
Payments of dividends	(27,654)	(26,229)
Other	(201)	(303)

Net cash flows provided (used) by financing activities	(54,214)	(43,819)
Effect of exchange rate changes on cash and cash equivalents	(8,154)	3,442

Net change in cash and cash equivalents	(13,697)	(30,245)
Cash and cash equivalents at beginning of period	545,678	434,971

Cash and cash equivalents at end of period	$531,981	$404,726